Exhibit 99.1

CELGENE Announces plans to transfer listing of Celgene’s Contingent value rights following Closing of Acquisition by Bristol-Myers Squibb

NOVEMBER 20, 2019 — SUMMIT, N.J. — Celgene Corporation (NASDAQ: CELG) announced today that following the completion of Celgene’s acquisition by Bristol-Myers Squibb Company (NYSE: BMY), Bristol-Myers Squibb and Celgene plan to transfer the listing of Celgene’s contingent value rights (NASDAQ: CELGZ) (“Celgene CVRs”) that are related to Celgene’s ABRAXANE® product from the NASDAQ Global Market to the New York Stock Exchange (“NYSE”). As a result, Celgene notified the NASDAQ Global Market today of its intent to initiate the voluntary delisting of the Celgene CVRs. The Celgene CVRs are expected to begin trading on the NYSE under the symbol “CELGRT” following their official delisting from the NASDAQ Global Market, which is expected to occur on December 2, 2019.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.

Hyperlinks are provided as a convenience and for informational purposes only. Celgene bears no responsibility for the security or content of external websites.

1

Celgene Corporation

Investors:

Nina Goworek

+1-908-673-9711 ngoworek@celgene.com

OR

Tim Power

+1-609-252-7509 Timothy.power@bms.com

Shareholder Services:

Celgene shareholders with questions about their shares can contact an Equiniti information agent at 833-503-4131

Media:

+1-908-673-2275 media@celgene.com

2